                                     SECOND

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                     SECURITY CAPITAL ATLANTIC INCORPORATED


                                   ARTICLE I

                                    OFFICES

     Section 1. The registered office of the Corporation shall be in the City of Baltimore, State of Maryland. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Maryland, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held annually on a day selected by the Board of Directors during May of each fiscal year.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board (or any Co-Chairman if more than one) and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of the stockholders owning twenty-five percent of the entire capital stock of the Corporation issued and entitled to vote.

     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

     Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Articles of Incorporation or these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting, which may be set by the Board of Directors. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

     Section 7. Informal Action By Stockholder. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if (i) a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of stock entitled to vote on such matter or matters and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of a meeting but not entitled to vote and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 7 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Section 8.  Nominations and Stockholder Business.

     (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 8(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
     (a)(1) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
     (a)(2) of this Section 8 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the

     Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
     Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective nomination or proposal be disregarded.

          (2) For purposes of this Section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
     Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification and Tenure. The number of Directors of the Corporation, the tenure of such Directors, the manner in which such Directors shall be elected and the manner of filling vacancies on the Board of Directors shall be as set forth in the Articles of Incorporation.

     Section 3. Vacancies. Vacancies and newly created Directorships resulting from any increase in the number of Directors may be filed by the majority of the Directors then in office, though less than a quorum. Any Director elected to fill a vacancy resulting from an increase in the number of Directors in any class shall hold office for a term that shall coincide with the remaining term of such class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors in any class shall have the same remaining term as that of his or her predecessor. In no case will a decrease in the number of Directors shorten the term of any incumbent Directors. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

     Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland.

     Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (or any Co-Chairman if more than one). Special meetings shall be called by the Secretary on the written request of any Director. No notice of special meetings need be given.

     Section 7. Quorum. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Organization. If a Chairman of the Board (or any Co-Chairman) is not elected or, if elected is not present, a Managing Director (who is also a member of the Board of Directors, and, if more than one, in the order designated by the Board of Directors or, in the absence of such designations, in the order of their election), if any, or if no such Managing Director is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

     Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Maryland or the Articles of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board (or any Co-Chairman if more than one) or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Maryland or the Articles of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating such committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 11. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (or one or more Co-Chairmen of the Board), a President, a Treasurer and a Secretary. The Board of Directors may also elect one or more Managing Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

     Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board (or, if there be one or more Co-Chairmen, in the order of their election), when elected, shall be the President and Chief Executive Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

     Section 4. President. The President shall be the Chief Executive Officer of the Corporation and, as such shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

     Section 5. Managing Director. The Managing Director, or if there be more than one, the Managing Directors, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board (or any Co-Chairman if more than one).

     Section 6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board (or any Co-Chairman if more than one). The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board (or any Co-Chairman if more than one), or the Secretary.

     Section 8. Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board (or any Co-Chairman if more than one).

     Section 9. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or the Chairman of the Board (or any Co-Chairman if more than one).

                                   ARTICLE V

                             CERTIFICATES OF STOCK

     Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed, by manual or facsimile signature by or in the name of the Corporation by the Chairman of the Board (or any Co-Chairman if more than one) or a Vice President and countersigned by the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board (or any Co-Chairman if more than one), a Vice President or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 2.  Legend.

     (a) Unless the shares represented by the certificate shall be registered under the Securities Act of 1933, as amended, each certificate representing shares of the Corporation shall bear substantially the following legend:

     The shares represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred absent registration thereunder or exemption therefrom.

     (b) In addition to the legend required by Section 2(a), if the Corporation elects to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended, each certificate for shares of the Corporation shall bear substantially the following legend:

     If necessary to effect compliance by the Corporation with certain requirements of the Internal Revenue Code, the shares represented by this certificate are subject to redemption by the Corporation at the direction of the Board of Directors of the Corporation and the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles of Incorporation. The Corporation will furnish a copy of such terms and conditions to the registered holder of this certificate upon request and without charge.

     Section 3. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed and accompanied by proper evidence of succession, assignment, authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 4. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify (a) any individual who is a present or former Director, officer, employee or agent of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses incurred by any such individual in connection with any threatened, pending or completed action, suit or proceeding to which such individual is, was or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time in any capacity described in (a) or (b) above in advance of final disposition of such action, suit or proceeding. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served as a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the By-Laws or Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Section 1 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Section 2. Expenses (including, without limitation, attorneys' fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, without requiring a preliminary entitlement to indemnification, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that such Director, officer, employee or agent is not entitled to be indemnified by the Corporation under this Article or under any other contract or agreement between such Director, officer, employee or agent and the Corporation.

     Section 3. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person. official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article.

     Section 5. The Corporation may enter into an indemnity agreement with any Director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 4.  Books; Reports.
                 --------------

     (a) The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.

     (b) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Corporation, the Corporation shall deliver to each stockholder of record at the close of the preceding fiscal year copies of the audited consolidated balance sheet of the Corporation and its subsidiaries together with the related consolidated statements of income and changes in financial position for such fiscal year. In addition, the Corporation shall deliver to each stockholder of record at the close of the preceding fiscal year an overview of the business and investments of the Corporation, Security Capital Group Incorporated and their respective affiliates (collectively, the "Security Capital Group") as a whole.

     (c) As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Corporation, the Corporation shall deliver to each stockholder of record at the close of the preceding fiscal quarter copies of the unaudited consolidated balance sheet of the Corporation and its subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and changes in financial position for such fiscal quarter and the portion of the fiscal year through such fiscal quarter.

     (d) In addition to the financial statements delivered pursuant to subsections (b) and (c), upon the written request of a stockholder, the Corporation shall deliver to such stockholder all reports which relate to the historical financial performance of any member of the Security Capital Group, including, without limitation, supporting data relating to such reports which are available to the Directors of the Corporation.

     (e) As soon as available after the Corporation begins reporting under the Securities Exchange Act of 1934 or any successor thereto, the Corporation shall deliver (i) a copy of the annual report to stockholders for the relevant fiscal year and Form 10-K filed by the Corporation with the Securities and Exchange Commission for the relevant fiscal year and (ii) a copy of the Form 10-Q filed by the Corporation with the Securities and Exchange Commission for the relevant quarter. If the Corporation delivers the reports described in this Section 4(e) in a timely manner, it shall be deemed to have complied with Section 4(b) and
Section 4(c) hereof.

     (f) In addition to other rights afforded to stockholders under Maryland law, upon the written request of any stockholder, the Corporation shall furnish to such stockholder, at the Corporation's own cost and expense, a list of stockholders as of the date of such request within five (5) business days of receipt by the Corporation of such request; provided that the Corporation shall not be required to comply with any such request unless such request contains a representation that the request is for proper corporate purposes. The Corporation acknowledges that organization of two or more stockholders to propose, consent to or oppose any corporate action upon which the stockholder requesting such list is entitled to vote shall constitute proper corporate purposes.

     Section 5. Voting of Certain Shares. Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Voting Rights of Certain Control Shares" shall not apply to the shares of common stock of the Corporation acquired by Security Capital Realty Incorporated, a Maryland corporation, and its affiliates and successors. Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (Section 3-701 through and including 3-709) shall not apply to the voting rights of shares of stock held by Laing Properties, Inc. or any Laing Transferee (as defined in the Shareholders' Agreement dated as of May 12, 1994, by and among Security Capital Realty Incorporated, Laing Properties, Inc. and the Corporation), or any such shares of Common Stock held by the immediate non-affiliated transferee of Laing Properties, Inc. or any Laing Transferee.


                                 ARTICLE VIII

                                   AMENDMENTS

     Section 1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. That certain powers to amend, alter, repeal or adopt the By-Laws have been conferred upon the Board of Directors shall not divest the stockholders of the same powers.